Exhibit 99.1                                     For Further Information Contact
                                                  Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE


                         ROLLINS, INC. DECLARES DIVIDEND


     ATLANTA, GEORGIA, April 28, 2004: Rollins, Inc., a nationwide consumer services company (NYSE:ROL), at a meeting of the Board of Directors yesterday, declared a regular quarterly dividend of $0.06 per share payable June 10, 2004 to stockholders of record at the close of business May 10, 2004.

     Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiary, Orkin, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollins.com.




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